Exhibit 99.1

Investor Relations

eOn Communications

800-955-5321

investorrelations@eoncc.com

For Release 4:30 PM ET, March 14, 2007

eOn Communications Reports Second Quarter Results

SAN JOSE, CA (March 14, 2007) – eOn Communications Corporation™ (NASDAQ: EONC), a leading provider of telecommunications solutions, today reported second quarter fiscal 2007 results.

Net loss for the quarter was $1,015,000, or ($0.07) per common share, compared to net income of $607,000, or $0.05 per common share in the quarter ended January 31, 2006. Net income in the quarter ended January 31, 2006 included income from continuing operations of $180,000, or $0.02 per common share and income from discontinued operations of $427,000, or $0.03 per common share. Revenue for the quarter was $1,487,000 (including related party revenue of $168,000) a decrease of 50% compared to $2,964,000 for the quarter ended January 31, 2006.

Net loss for the six months was $975,000 or ($0.07) per common share, compared to net income of $1,112,000 or $0.08 per common share for the six months ended January 31, 2006. Net income in the six months ended January 31, 2006 included income from continuing operations of $361,000 or $0.03 per common share, income from discontinued operations of $534,000 or $0.04 per common share and extraordinary gain of $217,000 or $0.01 per common share. Revenue for the six months was $4,195,000 (including related party revenue of $168,000) a decrease of 32% compared to $6,136,000 for the six months ended January 31, 2006.

During the six months ended January 31, 2007, the Company implemented Statement of Financial Accounting Standards No. 123R, which requires companies to estimate the cost of all forms of stock-based compensation and record a commensurate expense in the statement of operations. Pro forma loss from continuing operations, excluding stock-based compensation of $158,000, would have been $817,000 or $0.06 per common share for the six months ended January 31, 2007 compared to income from continuing operations of $361,000 or $0.03 per common share for the same period in the previous year. Cash, cash equivalents and short-term marketable securities decreased 1% to $6,604,000 from $6,684,000 as of July 31, 2006.

“Obviously we are disappointed with the results for the quarter. Revenue was significantly impacted by delays experienced in new product introductions, a continued slow ramp up in sales coming from our China initiatives and seasonal buying patterns of our large US government and education market segments,” stated David Lee, eOn’s chairman and chief executive officer. “We believe that these factors will not persist in the current quarter, and that our results will significantly improve from these levels.”

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“Our focus remains improving the Company’s performance by leveraging both organic growth and strategic partnerships,” added Lee.

Conference Call

The Company will host a conference call at 4:45 p.m. ET, March 14, 2007, to discuss first quarter results. To hear the call, dial 800-811-0667 or visit our investor relations website at investor.eoncc.com. A replay of the call will be posted to our investor relations website shortly following the call.

About eOn Communications™

eOn Communications Corporation™ is a global provider of innovative communications solutions. Backed by over 20 years of telecommunications engineering expertise, our solutions enable our customers to easily leverage advanced technologies in order to communicate more effectively. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.

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eOn Communications Corporation

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

Unaudited

	Three Months Ended January 31,		Six Months Ended January 31,
	2007	2006	2007	2006
REVENUE
Third party revenue	$1,319	$2,964	$4,027	$6,136
Related party revenue	168	—	168	—

Net revenue	$1,487	$2,964	$4,195	$6,136

COST OF REVENUE
Third party cost of revenue	514	1,024	1,457	2,084
Related party cost of revenue	156	—	156	—

Cost of revenue	670	1,024	1,613	2,084

Gross profit	817	1,940	2,582	4,052

OPERATING EXPENSE
Selling, general and administrative	1,120	1,176	2,177	2,446
Research and development	768	577	1,510	1,248
Other expense, net	24	40	30	64

Total operating expense	1,912	1,793	3,717	3,758

(Loss) income from continuing operations	(1,095)	147	(1,135)	294

Interest income	80	33	160	67

(Loss) income from continuing operations before income taxes	(1,015)	180	(975)	361

Income tax expense	—	—	—	—

(Loss) income from continuing operations after income taxes	(1,015)	180	(975)	361

DISCONTINUED OPERATIONS
Income from discontinued operations, net of tax of $162 and minority interest of $289, respectively	—	149	—	256
Gain on disposal of discontinued operations, net of tax of $20	—	278	—	278

Income from discontinued operations	—	427	—	534

(Loss) income before extraordinary item	(1,015)	607	(975)	895

EXTRAORDINARY ITEM
Extraordinary gain, net of income taxes of $0	—	—	—	217

Net (loss) income	$(1,015)	$607	$(975)	$1,112

COMPREHENSIVE (LOSS) INCOME
Net (loss) income	$(1,015)	$607	$(975)	$1,112
Foreign currency translation adjustment	—	—	—	8

Comprehensive (loss) income	$(1,015)	$607	$(975)	$1,120

Weighted average shares outstanding:
Basic	13,552	13,402	13,549	13,291
Diluted	13,552	13,469	13,549	13,356

Basic (loss) income per share:
From continuing operations after income taxes	$(0.07)	$0.02	$(0.07)	$0.03
From discontinued operations, net of tax and minority interest	—	0.03	—	0.04
From extraordinary gain, net of income taxes	—	—	—	0.01

Basic (loss) income per share	$(0.07)	$0.05	$(0.07)	$0.08

Diluted (loss) income per share:
From continuing operations after income taxes	$(0.07)	$0.02	$(0.07)	$0.03
From discontinued operations, net of tax and minority interest	—	0.03	—	0.04
From extraordinary gain, net of income taxes	—	—	—	0.01

Diluted (loss) income per share	$(0.07)	$0.05	$(0.07)	$0.08

eOn Communications Corporation

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	January 31, 2007	July 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,404	$934
Marketable securities	5,200	5,750
Trade accounts receivable, net of allowance of $660 and $372, respectively	752	1,639
Trade accounts receivable—related party	100	27
Proceeds receivable from sale of discontinued operations	—	89
Inventories	2,326	2,167
Prepaid and other current assets	336	289

Total current assets	10,118	10,895

Property and equipment, net	275	338
Long-term receivable, net of allowance of $232	—	153
Goodwill	418	418
Investments	301	301

Total assets	$11,112	$12,105

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$383	$453
Trade accounts payable—related party	288	72
Deferred acquisition payment	397	397
Accrued expenses and other	1,043	1,376

Total current liabilities	2,111	2,298

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, (10,000,000 shares authorized, no shares issued and outstanding)	—	—
Common stock, $0.001 par value (50,000,000 shares authorized, 14,139,051 and 14,128,922 shares issued, respectively)	14	14
Additional paid-in capital	55,199	55,030
Treasury stock, at cost (676,900 shares)	(1,502)	(1,502)
Accumulated deficit	(44,710)	(43,735)

Total stockholders’ equity	9,001	9,807

Total liabilities and stockholders’ equity	$11,112	$12,105

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